Exhibit 99.1

NEWS RELEASE

For Immediate Release

NCO GROUP TO REPORT SECOND QUARTER RESULTS
ON JULY 31, 2006

HORSHAM, PA, July 24, 2006 – NCO Group, Inc. (“NCO”)(Nasdaq: NCOG), a leading provider of business process outsourcing services, announced today that it will report second quarter earnings after the close of business on Monday, July 31, 2006.

The Company also announced that it will not host an investor conference call following the earnings release.

NCO Group, Inc. is a leading provider of business process outsourcing services including accounts receivable management, customer relationship management and other services. NCO provides services through 100 offices in the United States, Canada, the United Kingdom, India, the Philippines, the Caribbean and Panama.

For further information contact:

NCO Investor Relations
(215) 441-3000
www.ncogroup.com

________________________________